EXHIBIT 21.1

CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation

American Truck Company LLC	Delaware
Amida Industries, Inc.	South Carolina
Atlas Terex UK Limited	United Kingdom
Atlas Weyhausen Norge A/S	Norway
Atlasquip Ltee.	Canada
Benford America, Inc.	Delaware
Benford Limited	United Kingdom
B-L Pegson Limited	United Kingdom
BL - Pegson USA, Inc.	Connecticut
Brown Lenox & Co. Limited	United Kingdom
Cedarapids, Inc.	Iowa
Cliffmere Limited	United Kingdom
CMI Belgium NV	Belgium
CMI Dakota Company	South Dakota
CMIOIL Corporation	Oklahoma
CMI Terex Corporation	Oklahoma
Demag Mobile Cranes AB/AB Grundstenen 95480	Sweden
Demag Mobile Cranes Gépgyártó Kft.	Hungary
Demag Mobile Cranes Spain, S.A.	Spain
Drion Constructie B.V.B.A.	Belgium
Equipos de Acuña SA de CV	Mexico
Fermec Holding Ltd.	United Kingdom
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Fermec North America Ltd.	United Kingdom
Fermec Trustee Ltd.	United Kingdom
Finlay Hydrascreen USA, Inc.	Michigan
Finlay Hydrascreen (Omagh) Limited	N. Ireland
Fuchs Terex, Inc.	Delaware
Fuchs-Bagger Verwaltungs GmbH	Germany
Genie Access Services, Inc.	Washington
Genie Australia Wholesale Pty. Ltd.	Australia
Genie Australia Pty. Ltd.	Australia
Genie Brasil LTDA	Brazil
Genie Cayman Holdings	Cayman Islands
Genie China, Inc.	Washington
Genie Financial Services Europe Limited	United Kingdom
Genie Financial Services, Inc.	Washington
Genie France S.A.R.L.	France
Genie Germany GmbH	Germany
Genie Holdings, Inc.	Washington
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	Netherlands
Genie Industries, Inc.	Washington
Genie International Holdings, Ltd.	United Kingdom
Genie International, Inc.	Washington
Genie Korea Ltd.	Korea
Genie Lease Management LLC	Delaware
Genie Manufacturing, Inc.	Washington
Genie Portfolio Management LLC	Delaware
Genie UK Limited	United Kingdom
Gen-National Insurance Co. Ltd.	Bermuda
GFS National, Inc.	Washington
Gru Comedil S.r.l.	Italy
Halco America Inc.	Georgia

Halco Directional Drilling Products Limited	United Kingdom
Halco Drilling (Ireland) Limited	Ireland
Halco Drilling International Limited	United Kingdom
Halco Group Limited	United Kingdom
Halco Holdings Limited	United Kingdom
HFM Hohenloher Fahrzeuge-und Maschinenteile GmbH	Germany
HSA Drilling Equipment (Pty) Limited	South Africa
Hypac (Tianjin) International Trading Company Limited	China
IMACO Blackwood Hodge Group Limited	United Kingdom
IMACO Blackwood Hodge Limited	United Kingdom
IMACO Trading Limited	United Kingdom
Industrial Conveyor’s Sdn Bhd	Malaysia
International Machinery Company Limited	United Kingdom
J.C. Abbott & Co. Ltd.	United Kingdom
Jaques (Singapore) Pte Ltd	Singapore
Jaques (Thailand) Limited	Thailand
Jaques International Holdings Pty. Ltd.	Australia
Jaques International Limited	Hong Kong
Jaques International Sdn Bhd	Malaysia
Koehring Cranes, Inc.	Delaware
Matbro (N.I.) Limited	N. Ireland
Moffett Iberica S.A.	Spain
New Terex Holdings UK Limited	United Kingdom
Nihon Genie K.K.	Japan
O & K Orenstein & Koppel (South Africa) Pty. Ltd.	South Africa
O & K Orenstein & Koppel Inc.	Canada
O & K Orenstein & Koppel, Inc.	Delaware
O & K Orenstein & Koppel Limited	United Kingdom
O & K Australia (Pty) Ltd.	Australia
Payhauler Corp.	Illinois
Pegson Group Limited	United Kingdom
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen Holdings USA Inc.	Delaware
Powerscreen International (Canada) ULC	Canada
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Distribution Limited	N. Ireland
Powerscreen International Limited	United Kingdom
Powerscreen International LLC	Delaware
Powerscreen Limited	Ireland
Powerscreen Manufacturing Limited	N. Ireland
Powerscreen North America Inc.	Delaware
Powerscreen USA LLC	Kentucky
Powerscreen USC Inc.	Delaware
PPM Cranes, Inc.	Delaware
PPM Deutschland GmbH Terex Cranes	Germany
Royer Industries, Inc.	Pennsylvania
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Holding Verwaltungs GmbH	Germany
Schaeff Komponenten Beteiligungs GmbH	Germany
Schaeff Komponenten GmbH & Co. KG	Germany
Schaeff Limited	United Kingdom
Schaeff Machinery (Shanghai) Co., Ltd.	China
Schaeff of North America, Inc.	Delaware
Schaeff Service Limited	United Kingdom
Schaeff Incorporated	Iowa
Sempurna Enterprise (Malaysia) Sdn Bhd	Malaysia
Sichuan Changjiang Engineering Crane Co., Ltd.	China
Simplicity Material Handling, Ltd.	Canada

Sim-Tech Management Limited	Hong Kong
Spinnaker Insurance Company	Vermont
Standard Havens Products, Inc.	Delaware
Standard Havens, Inc.	Delaware
Tafonco a.s.	Czech Republic
Taforge a.s.	Czech Republic
Tatra, a.s.	Czech Republic
Tatra Slovensko, Spol. s.r.o	Slovakia
Tawesco s.r.o	Czech Republic
Telelect Canada, Ltd.	Canada
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Aerials, Inc.	Wisconsin
Terex Africa (Proprietary) Limited	South Africa
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Aviation Ground Equipment, Inc.	Delaware
Terex Bartell, Ltd.	Canada
Terex Cifali Equipamentos, Ltda.	Brazil
Terex Construction France SAS	France
Terex Cranes Pty. Ltd.	Australia
Terex Cranes France SAS	France
Terex Cranes (UK) Ltd.	United Kingdom
Terex Cranes, Inc.	Delaware
Terex Cranes Wilmington, Inc.	North Carolina
Terex Czech s.r.o.	Czech Republic
Terex-Demag GmbH & Co. KG	Germany
Terex-Demag Limited	United Kingdom
Terex-Demag Verwaltungsgesellschaft mbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Limited	United Kingdom
Terex Equipment (Thailand) Limited	Thailand
Terex|Ersatzteile GmbH	Germany
Terex European Holdings B.V.	The Netherlands
Terex Fermec SA	France
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex Germany GmbH & Co. K.G.	Germany
Terex GmbH	Germany
Terex International Financial Services Company	N. Ireland
Terex Italia S.r.l.	Italy
Terex-Kaelble GmbH	Germany
TerexLift S.r.l.	Italy
Terex Lifting Australia Pty. Ltd.	Australia
Terex Lifting U.K. Limited	United Kingdom
Terex Mexico, LLC	Delaware
Terex Mining (Botswana) (Pty) Ltd.	Botswana
Terex Mining Australia Pty. Ltd.	Australia
Terex Mining Equipment, Inc.	Delaware
Terex Netherlands Holdings B.V.	The Netherlands
Terex NHL Equipment Co. Ltd.	China
Terex Pegson Limited	United Kingdom
Terex Peiner GmbH	Germany
Terex Powertrain Limited	United Kingdom
Terex Roadbuilding Belgium	Belgium
Terex (Sanhe) Engineering and Machinery Co. Ltd.	China
Terex|Schaeff GmbH	Germany
Terex (Tianjin) Co., Ltd.	China
Terex UK Limited	United Kingdom
Terex Utilities Canada, Inc.	Canada
Terex Utilities, Inc.	Delaware
Terex Utilities South, Inc.	Delaware

Terex Verwaltungs GmbH	Germany
Terex-RO Corporation	Kansas
Terex-Telelect, Inc.	Delaware
Unit Rig (Canada) Ltd.	Delaware
Utility Equipment, Inc.	Oregon
Webster Schaeff & Co. 2000	United Kingdom